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                                  PRESS RELEASE
                    FOR RELEASE OCTOBER 26, 2009 AT 3:00 P.M.

                          For More Information Contact
                               Joseph J. Bouffard
                                 (410) 248-9130
                               BCSB Bancorp, Inc.
                       Baltimore County Savings Bank, FSB

              BCSB BANCORP, INC. REPORTS RESULTS FOR THE YEAR ENDED
                               SEPTEMBER 30, 2009

BCSB Bancorp, Inc. (the "Company") (NASDAQ: BCSB), the holding company for Baltimore County Savings Bank, FSB, reported a net loss of $1,955,000 for the year ended September 30, 2009, as compared to net income of $894,000 for the year ended September 30, 2008. When consideration is given to dividends and discount accretion on preferred shares issued under the U.S. Treasury's TARP Capital Purchase Program, the Company reported a net loss available to common stockholders of $2,432,000 or ($0.84) per basic and diluted share for the year ended September 30, 2009, compared to net income available to common stockholders of $894,000 or $0.30 per basic and diluted common share for the year ended September 30, 2008.

The net loss for the three months ended September 30, 2009 was $1,879,000, as compared to net income of $461,000 for the three months ended September 30, 2008. When consideration is given to dividends and discount accretion on preferred shares issued under the U.S. Treasury's TARP Capital Purchase Program, the net loss available to common stockholders was $2,035,000 or $(0.70) per basic and diluted share for the three months ended September 30, 2009, compared to net income available to common stockholders of $461,000 or $0.16 per basic and diluted share for the three months ended September 30, 2008.

During the three and twelve months ended September 30, 2009, the Company's earnings were negatively impacted by a $2.3 million impairment charge to write off all goodwill recorded in connection with its acquisition in 2002 of WHG Bancshares Corporation. The impairment charge was a non-cash adjustment which had no affect on liquidity, tangible capital or regulatory capital. The Company also recorded higher loan loss provisions in both periods. Additionally, operating results for the twelve months ended September 30, 2009 included $270,000 in FDIC special assessment premiums and $500,000 in recognized impairment losses for mortgage-backed investment securities deemed by management to be "other than temporarily impaired" (OTTI).

Additional loan loss provisions during the three months ended June 30, 2009 were necessary to address increases in classified assets and the continued decline in overall economic conditions. Nonperforming assets were $3.5 million at September 30, 2009 versus $2.4 million at June 30, 2009, representing a 46% increase. Loans classified special mention, substandard and loss, which include nonperforming loans, increased to $18.9 million at September 30, 2009 from $15.8 million at June 30, 2009. The Company also had $639,000 in foreclosed real estate as of September 30, 2009 and June 30, 2009 that was subsequently sold in October 2009 for more than its carrying amount.


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President and Chief Executive Officer Joseph J. Bouffard commented "The financial services industry has faced unprecedented challenges over the past year. Losses recognized by our Company have been, for the most part, attributable to non-cash accounting adjustments related to goodwill and OTTI. Despite these losses, we are encouraged by certain key elements of core operations, which continue to improve. Net interest income and net interest margin have steadily increased. When excluding the $500,000 OTTI charge, non-interest income has also increased. The Bank is very well capitalized and asset quality within our loan portfolio remains strong overall."

Stockholders' equity increased by $9.4 million during the twelve months ended September 30, 2009. This increase is primarily due to the $10.8 million sale of preferred stock and warrants in December 2008 under the U.S. Treasury's TARP Capital Purchase Program, partially offset by the Company's net loss for the year. Stockholders' equity also includes accumulated other comprehensive loss (net of taxes) which was ($1.8) million at September 30, 2009 compared to ($2.5) million as of September 30, 2008. Most of this loss relates to the $21.9 million collateralized mortgage obligation securities portfolio. The Company recorded $500,000 in losses during the quarter ended June 30, 2009 as a result of these securities. The Company does not intend to sell these securities prior to maturity and, to date, the securities have performed in accordance with their terms. If in the future it is determined that further declines in market values or credit losses with respect to these or any other securities are other than temporary, the Company would be required to recognize additional losses in its consolidated statements of operations.
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
                               BCSB Bancorp, Inc.
                 Consolidated Statements of Financial Condition
                                   (Unaudited)


                                                          September 30,           September 30,
                                                              2009                     2008
                                                       ------------------       -------------------
                                                                (Dollars in thousands)
ASSETS
Cash equivalents and time deposits                          $  40,352                $  35,083
Investment Securities, available for sale                          --                      994
Loans Receivable, net                                         401,011                  400,469
Mortgage-backed Securities, available for sale                 90,478                   89,956
Foreclosed Real Estate                                            639                    1,244
Premises and Equipment, net                                     9,024                    9,762
Bank Owned Life Insurance                                      15,001                   14,389
Other Assets                                                   12,933                   15,185
                                                            ---------                ---------
Total Assets                                                $ 569,438                $ 567,082
                                                            =========                =========

LIABILITIES
Deposits                                                    $ 487,989                $ 484,791
Borrowings                                                         --                   10,000
Junior Subordinated Debentures                                 17,011                   17,011
Other Liabilities                                               5,305                    5,525
                                                            ---------                ---------
Total Liabilities                                             510,305                  517,327
Total Stockholders' Equity                                     59,133                   49,755
                                                            ---------                ---------
Total Liabilities & Stockholders' Equity                    $ 569,438                $ 567,082
                                                            =========                =========

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

                                      Consolidated Statements of Operations
                                                   (Unaudited)

                                                          Three Months ended                   Twelve Months ended
                                                            September 30,                         September 30,
                                                       2009                2008             2009                2008
                                                       ----                ----             ----                ----
                                                        (Dollars in thousands                 (Dollars in thousands
                                                        except per share data)               except per share data)

 Interest Income                                     $   7,389           $   8,019        $  29,938          $  34,137
 Interest Expense                                        2,883               3,926           13,614             19,329
                                                    -----------          ----------       ----------         ----------
 Net Interest Income                                     4,506               4,093           16,324             14,808
 Provision for Loan Losses                                 450                 360            1,350                360
                                                    -----------          ----------       ----------         ----------
 Net Interest Income After Provision for Loan
   Losses                                                4,056               3,733           14,974             14,448
 Total Non-Interest Income                                 683                 613            1,876              2,047
 Total Non-Interest Expenses                             6,441               3,633           18,794             15,266
                                                    -----------          ----------       ----------         ----------
 (Loss) Income Before Tax (Benefit) Expense             (1,702)                713           (1,944)             1,229
 Income Tax (Benefit) Expense                              177                 252               11                335
                                                      ---------          ----------       ----------         ----------
 Net (Loss) Income                                      (1,879)                461           (1,955)               894
 Preferred Stock dividends and discount accretion         (156)                 --             (477)                --
                                                    -----------          ----------       ----------         ----------
 Net (Loss) Income available to common
   shareholders                                      $  (2,035)          $     461        $  (2,432)         $     894
                                                    ===========          ==========       ==========         ==========
 Basic and Diluted (Loss) Earnings Per Common
   Share(1)                                          $    (.70)          $     .16        $    (.84)         $     .30
                                                    ===========          ==========       ==========         ==========

 (1) - Per share amounts have been adjusted by the exchange rate of .5264 as a result of the second step conversion that occurred on April 10, 2008.


                                         Summary of Financial Highlights
                                                   (Unaudited)


                                                       Three Months ended                Twelve Months ended
                                                          September 30,                     September 30,
                                                    2009                2008           2009               2008
                                                  ----------          ----------     ----------         ----------

 (Loss) Return on Average Assets (Annualized)        (1.31%)              0.32%          (.34%)              .15%
 (Loss) Return on Average Equity (Annualized)       (12.52%)              3.69%         (3.36%)             2.08%

 Interest Rate Spread                                 3.38%               3.02%          2.97%              2.60%
 Net Interest Margin                                  3.43%               3.08%          3.05%              2.61%

 Efficiency Ratio                                   124.13%              77.20%        103.27%             90.56%
 Ratio of Average Interest Earning
    Assets/Interest Bearing Liabilities             102.18%             101.84%        103.06%            100.35%



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

                                            Allowance for Loan Losses
                                                   (Unaudited)

                                                           Three Months ended                  Twelve Months ended
                                                             September 30,                         September 30,
                                                       2009                  2008            2009               2008
                                                     ----------            ----------      ----------         ----------
                                                         (Dollars in thousands)              (Dollars in thousands)
 Allowance at Beginning of Period                    $   3,457           $    2,675       $   2,672          $    2,650
 Provision for Loan Loss                                   450                  360           1,350                 360
 Recoveries                                                 31                   50             206                 265
 Charge-Offs                                               (11)                (413)           (301)               (603)
                                                     ---------           ----------       ---------          ----------
 Allowance at End of Period                          $   3,927           $    2,672       $   3,927          $    2,672
                                                     =========           ==========       =========          ==========

 Allowance for Loan Losses as a Percentage of
    Gross Loans                                           0.97%                0.65%           0.97%               0.65%

 Allowance for Loan Losses as a Percentage of
    Nonperforming Loans                                 135.83%               320.0%         135.83%              320.0%


                                              Non-Performing Assets
                                                   (Unaudited)

                                                     At September 30,          At June 30,             At September 30,
                                                           2009                    2009                      2008
                                                     ------------------      -----------------         ------------------
                                                                          (Dollars in thousands)

 Nonperforming Loans:
       Commercial Real Estate                          $    2,795              $   1,303                  $     671
       Residential Real Estate                                 96                    467                        162
       Consumer                                                 0                      2                          2
                                                       ----------              ---------                  ---------
             Total Nonperforming Loans                      2,891                  1,772                        835
 Foreclosed Real Estate                                       639                    639                      1,230
 Other Nonperforming Assets                                    --                     --                         14
                                                       ----------              ---------                  ---------
             Total Nonperforming Assets                $    3,530              $   2,411                  $   2,079
                                                       ==========              =========                  =========

 Nonperforming Loans to Loans Receivable                     0.72%                  0.44%                      0.21%

 Nonperforming Assets to Total Assets                        0.62%                  0.41%                      0.37%


THIS PRESS RELEASE CONTAINS STATEMENTS THAT ARE FORWARD-LOOKING, AS THAT TERM IS DEFINED BY THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 OR THE SECURITIES AND EXCHANGE COMMISSION IN ITS RULES, REGULATIONS AND RELEASES. THE COMPANY INTENDS THAT SUCH FORWARD-LOOKING STATEMENTS BE SUBJECT TO THE SAFE HARBORS CREATED THEREBY. ALL FORWARD-LOOKING STATEMENTS ARE BASED ON CURRENT EXPECTATIONS REGARDING IMPORTANT RISK FACTORS, INCLUDING BUT NOT LIMITED TO REAL ESTATE VALUES, MARKET CONDITIONS, THE IMPACT OF INTEREST RATES ON FINANCING, LOCAL AND NATIONAL ECONOMIC FACTORS AND THE MATTERS DESCRIBED IN "ITEM 1A. RISK FACTORS" IN THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED SEPTEMBER 30, 2008. ACCORDINGLY, ACTUAL RESULTS MAY DIFFER FROM THOSE EXPRESSED IN THE FORWARD-LOOKING STATEMENTS, AND THE MAKING OF SUCH STATEMENTS SHOULD NOT BE REGARDED AS A REPRESENTATION BY THE COMPANY OR ANY OTHER PERSON THAT RESULTS EXPRESSED HEREIN WILL BE ACHIEVED.